EXHIBIT 4.1
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                              WESTBANK CORPORATION
                       2004 RECOGNITION AND RETENTION PLAN
                          RESTRICTED STOCK AWARD NOTICE
                          -----------------------------


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         NAME OF AWARD RECIPIENT                       SOCIAL SECURITY NUMBER

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                                 STREET ADDRESS

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             CITY                            STATE                  ZIP CODE

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted under the Westbank Corporation 2004 Recognition and Retention Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

======================  ============  ============  ============  ============  ============
Restricted Stock Award      (A)           (B)           (C)           (D)            (E)
======================  ============  ============  ============  ============  ============
        Effective Date
----------------------  ------------  ------------  ------------  ------------  ------------
      Class of Shares*     Common        Common        Common        Common        Common
----------------------  ------------  ------------  ------------  ------------  ------------
        No. of Awarded
               Shares*
----------------------  ------------  ------------  ------------  ------------  ------------
         Type of Award
   (Escrow or Legended
          Certificate)
----------------------  ------------  ------------  ------------  ------------  ------------
         Vesting Date*
======================  ============  ============  ============  ============  ============

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, Westbank Corporation (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

WESTBANK CORPORATION                            AWARD RECIPIENT

By ___________________________                  ________________________________
   NAME:
   TITLE: CHAIRMAN, COMPENSATION COMMITTEE

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INSTRUCTIONS: This page should be completed by or on behalf of the Compensation
Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------

                              WESTBANK CORPORATION
                       2004 RECOGNITION AND RETENTION PLAN
                             RESTRICTED STOCK AWARD
                             ----------------------

                          GENERAL TERMS AND CONDITIONS

SECTION 1. SIZE AND TYPE OF AWARD. The shares of Common Stock, par value $2.00 per share, of Westbank Corporation ("Shares") covered by this Award ("Awarded Shares") are listed on this Restricted Stock Award Notice. Your Restricted Stock Award Notice designates the Awarded Shares as either "Escrow" or "Legended Certificate".

          (A) LEGENDED CERTIFICATE. If your Awarded Shares are designated "Legended Certificate," a stock certificate evidencing the Awarded Shares will be issued in your name and held in a brokerage account at Merrill Merchants Bank, the Plan Trustee. The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Plan. You will be required to elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are placed in the brokerage account in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are placed in your brokerage account.

          (B) ESCROW. If your Awarded Shares are designated "Escrow," the Awarded Shares will either be held in the name of the Plan Trustee on a pooled basis with other Awarded Shares that have been designated "Escrow," or they will be evidenced by a legended stock certificate in your name that will be placed in a brokerage account for you at Merrill Merchants Bank. You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

     SECTION 2. VESTING.

          (A) VESTING DATES. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate (or a book entry listing) evidencing your unrestricted ownership of the vested Awarded Shares will be deposited in your brokerage account at Merrill Merchants Bank. If a legended stock certificate evidencing these Awarded Shares was previously placed in your brokerage account, it will be exchanged for an unrestricted certificate or book entry listing.

          (B) FORFEITURES. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was placed in a brokerage account for you will be returned to the Plan Trustee to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

          (C) ACCELERATED VESTING. All of your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death, Disability (as defined in the Plan), Retirement (as defined in the Plan) or in the event a Change of Control (as defined in the Plan). You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

          (D) DEFINITION OF SERVICE. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or its affiliates.

     SECTION 3. DIVIDENDS. If your Awarded Shares are in the form of Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice will be credited to your brokerage account at Merrill Merchants Bank for your benefit on an unrestricted basis. If your Awarded Shares are designated "Escrow", you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct Merrill Merchants Bank to remit to the Company for payment to you any dividends that either of them may receive as the record holder of your unvested Awarded Shares.

     SECTION 4. VOTING RIGHTS. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are placed in your brokerage account at Merrill Merchants Bank, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

     SECTION 5. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

     SECTION 6. PLAN PROVISIONS CONTROL. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control.

                   APPENDIX A TO RESTRICTED STOCK AWARD NOTICE
                              WESTBANK CORPORATION
                       2004 RECOGNITION AND RETENTION PLAN
                          BENEFICIARY DESIGNATION FORM

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GENERAL               Use this form to designate the Beneficiary(ies) who will
INFORMATION           receive Shares available for distribution at the time of
                      your death.


Name of                                          Social Security Number
Award
Recipient ____________________________           _______-_____-_______


BENEFICIARY           Complete sections A and B. If no percentage shares are
DESIGNATION           specified, each Beneficiary in the same class (primary or
                      contingent) shall have an equal share. If any designated
                      Beneficiary predeceases you, the shares of each remaining
                      Beneficiary in the same class (primary or contingent) shall be increased proportionately.


A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

     NAME                 ADDRESS         RELATIONSHIP      BIRTHDATE    SHARE

                                                                              %
------------------  ------------------  -----------------  -----------  -------

                    ------------------
                                                                              %
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                    ------------------
                                                                              %
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                    ------------------

                                                                  Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:


     NAME                 ADDRESS         RELATIONSHIP      BIRTHDATE    SHARE

                                                                              %
------------------  ------------------  -----------------  -----------  -------

                    ------------------
                                                                              %
------------------  ------------------  -----------------  -----------  -------

                    ------------------
                                                                              %
------------------  ------------------  -----------------  -----------  -------

                    ------------------




S   H    I understand that this Beneficiary Designation shall be effective only
I   E    if properly completed and received by the Corporate Secretary of
G   R    Westbank Corporation prior to my death, and that it is subject to all
N   E    of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Awarded Shares.


         __________________________________         ______________________
                   YOUR SIGNATURE                            DATE

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______________________________ Internal Use Only _______________________________


This Beneficiary  Designation was received by the Corporate            Comments
Secretary of Westbank Corporation on the date indicated.


By _____________________________________       ______________
           AUTHORIZED SIGNATURE                     DATE